UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2004

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

5460 Bayfront Plaza

Santa Clara, California 95054

(Address of principal executive offices)

Telephone: (408) 565-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 12. Results of Operations and Financial Condition

Magma Design Automation, Inc. (“Magma”) has reported its financial results for the three months ended June 30, 2004. Magma’s press release dated June 28, 2004 announcing results is attached hereto as Exhibit 99.1. The press release includes Magma’s balance sheet as of June 30, 2004, a presentation of Magma’s historical statement of operations for the three months ended June 30, 2004 prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and a presentation prepared on an adjusted pro forma basis (including non-GAAP financial measures). It also includes Magma’s projected earnings per share on a GAAP and an adjusted pro forma basis. Magma’s pro forma adjustments to GAAP results exclude the effects of non-cash amortization of developed technology, amortization of intangibles, in-process research and development, non-cash amortization of deferred stock-based compensation, restructuring charge, charges associated with loss in equity investments and the tax effects of pro forma adjustments. The impact of these adjustments is quantified in the reconciliation table included with the press release.

Magma has provided its pro forma financial information in order to enhance the user’s overall understanding of Magma’s financial performance and prospects. Magma believes that this pro forma information provides useful information to investors by excluding the effect of expenses that are required to be recorded under GAAP that Magma does not believe are indicative of Magma’s core operating results. In addition, because Magma has historically provided pro forma results to the investment community, Magma believes that including this information provides consistency in its financial reporting. However, these pro forma results should be considered supplemental to, and not a substitute for or superior to, Magma’s results prepared in accordance with GAAP, which are included in its press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2004

MAGMA DESIGN AUTOMATION, INC.

By	/s/ Gregory C. Walker
Gregory C. Walker
Senior Vice President- Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued July 28, 2004.